CONVERTIBLE PROMISSORY NOTE

$_____________.00	Charleston, South Carolina
April ___, 2016

FOR VALUE RECEIVED, Royal Energy Resources, Inc., a Delaware corporation (the “Maker”) promises to pay to the order of _________________________________________________________________ (together with any subsequent holder hereof, the “Holder”), the principal sum of ________________________________________ Dollars and No Cents ($____________.00), plus simple interest at the rate of ten percent (10%) per annum. Accrual of interest shall commence on the first business day to occur after the date of initial issuance and continue until payment in full of the principal sum has been made or duly provided for. This Note is in registered form and is part of a series of obligations issued in registered form. This Note is subject to the following additional provisions.

1. Maturity Date. This Note shall mature on November 1, 2016 (the “Maturity Date”), at which time all principal and accrued but unpaid interest due on this Note will be due and payable in full.

2. Interest. All accrued interest will be due on the Maturity Date.

3. Default Interest. In the event this Note is not paid in full on the Maturity Date, this Note shall bear interest at the rate of 12% per annum until paid in full.

4. Prepayment Right. Subject to the written approval by Holder, the Maker may prepay any amount due on this Note in part or in whole without premium or penalty. Any prepayment shall be applied first to accrued interest and the balance to reduction of the outstanding principal.

5. Address for Payments. Principal and interest payments are payable at the address of the Holder as set forth below, or at such other address that Holder may designate in writing to the Maker.

6. Optional Conversion of Note. The Holder of this Note is entitled, at its option, to convert all or a part of the principal amount of this Note, and all accrued interest on the principal amount converted, into shares of Common Stock, par value $0.00001 per share, of the Maker (“Conversion Shares”) at a conversion price for each Conversion Share equal to $5.50 per Conversion Share (“Conversion Price”) (an “Optional Conversion”).

7. Mandatory Conversion of Note. The Maker of this Note is entitled, at its option, to convert all or a part of the principal amount of this Note, and all accrued interest on the principal amount converted, into Conversion Shares at the Conversion Price on the Maturity Date (a “Mandatory Conversion”).

8. Adjustment of Conversion Price. The Conversion Price in effect at any time shall be subject to adjustment as follows:

a.	If the Maker shall at any time after the issue date of this Note subdivide its outstanding Common Stock, by split-up or otherwise, or combine its outstanding Common Stock, or issue additional shares of its Common Stock in payment of a stock dividend in respect of its Common Stock, the Conversion Price shall forthwith be proportionately decreased in the case of a subdivision, forward stock split or stock dividend, or proportionately increased in the case of a reverse stock split or combination.

b.	In case of any consolidation or merger of the Maker with or into any other corporation (other than a consolidation or merger in which the Maker is the surviving corporation), or in case of any sale or transfer of all or substantially all of the assets of the Maker, the Holder of this Note shall after such consolidation, merger, sale or transfer have the right to convert this Note into the kind and amount of shares of stock and other securities and property which such Holder would have been entitled to receive upon such consolidation, merger, sale or transfer if he had held the Common Stock issuable upon the conversion of this Note immediately prior to such consolidation, merger, sale or transfer.

9. Mechanics of Optional Conversion. An Optional Conversion of this Note shall be effectuated by surrendering this Note to the Maker (if such Conversion will convert all outstanding principal) together with the form of conversion notice attached hereto as Exhibit A (the “Notice of Optional Conversion”) executed by the Holder evidencing such Holder’s intention to convert this Note or a specified portion (as above provided) hereof, and accompanied, if required by the Maker, by proper assignment hereof in blank. Interest accrued or accruing from the date of issuance to the date of conversion shall be paid or converted into Common Stock as set forth above. No fraction of a share or scrip representing a fraction of a share will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which Notice of Optional Conversion is given (the “Conversion Date”) shall be deemed to be the date on which the Holder delivers the Notice of Optional Conversion duly executed to the Maker. Certificates representing Conversion Shares will be delivered to the Holder to the address specified by the Holder in the Notice of Optional Conversion.

10. Mechanics of Mandatory Conversion. A Mandatory Conversion of this Note shall be effectuated by the Maker sending the Holder a notice of conversion to the Holder (the “Notice of Mandatory Conversion”) at least ten days prior to the Maturity Date. Interest accrued or accruing from the date of issuance to the date of conversion shall be paid or converted into Common Stock as set forth above. No fraction of a share or scrip representing a fraction of a share will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. Any Mandatory Conversion of this Note shall occur on the Maturity Date. The Holder authorizes email delivery of a Notice of Mandatory Conversion to the email address set forth on the signature page hereto, if any. Certificates representing Conversion Shares will be delivered to the Holder to the address specified by the Holder in the note register maintained by the Maker.

11. No Rights Until Conversion. Nothing contained in this Note shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

12. Usury Savings Clause. If from any circumstances whatsoever fulfillment of any provision of this Note at the time performance of such provision shall be due shall involve transcending the limit prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Note or under any other instrument evidencing or securing the indebtedness evidenced hereby, that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity.

13. No Waiver of Rights. Presentment for payment, demand, protest and notice of demand, notice of dishonor and notice of nonpayment and all other notices are hereby waived by Maker. No failure to accelerate the debt evidenced hereby by reason of default hereunder, acceptance of a past due installment, or indulgences granted from time to time shall be construed (1) as a novation of this Note or as a restatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of the Holder thereafter to insist upon strict compliance with the terms of this Note, or (2) to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law; and Maker hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of the Maker under this Note, either in whole or in part, unless the Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

14. Securities Law Exemption; Transfers. This Note has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the “Act”), and other applicable state and foreign securities laws. The Holder shall deliver written notice to the Maker of any proposed transfer of this Note. This Note is transferable only upon due notice being given to the Maker and evidence of issuance and transfer is reflected in the books and records of the Maker. In the event of any proposed transfer of this Note, the Maker may require, prior to issuance of a new Note in the name of such other person, that it receive reasonable transfer documentation including legal opinions that the issuance of the Note in such other name does not and will not cause a violation of the Act or any applicable state or foreign securities laws. Prior to due presentment for transfer of this Note, the Maker and any agent of the Maker shall treat the person in whose name this Note is duly registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Maker nor any such agent shall be affected by notice to the contrary. Upon conversion of this Note into Conversion Shares, this Note shall be cancelled on the books and records of the Maker and shall no longer be enforceable against the Maker.

15. Representations by Holder. The Holder hereby warrants and represents as follows as to the Conversion Shares it will receive pursuant to this Agreement:

a.	The Holder has been advised that this Note and the Conversion Shares have not been registered under the Securities Act, or any state securities act in reliance on exemptions therefrom;

b.	The Holder is an accredited investor, as defined in Rule 502 promulgated under the Securities Act of 1933 on the basis set forth the signature page hereto;

c.	The Holder agrees that the certificate or certificates representing the Conversion Shares will be inscribed with substantially the following legend:

“The securities represented by this certificate have not been registered under the Securities Act of 1933. The securities have been acquired for investment and may not be sold, transferred or assigned in the absence of an effective registration statement for these securities under the Securities Act of 1933 or an opinion of counsel acceptable to the issuer of the securities represented by this certificate that registration is not required under said Act.”

d.	The Holder is acquiring this Note, and may acquire the Conversion Shares, for its own account and not with a view toward the gifting, distribution or resale thereof, and the Holder agrees that the Holder will not sell or offer to sell any portion of the Note or the Conversion Shares, or negotiate in respect thereof with any person or persons whomsoever, so as thereby to bring the transaction in which the Holder acquired the Note or the Conversion Shares within the provisions of Section 5 of the Securities Act of 1933, as amended, or the registration requirement of any other federal or state securities statute; and

e.	The Holder further represents and warrants that (a) the Holder has reviewed the reports filed by the Maker with the Securities and Exchange Commission (available at www.sec.gov), (b) the Holder has been presented with and has acted upon the opportunity to ask questions of and receive answers from the Maker relating to the business and financial condition of the Maker and to obtain any additional information necessary to verify the accuracy of the information made available to the Holder; (c) the Holder has had the opportunity to fully negotiate the terms and conditions of this Agreement; (d) the Holder understands and acknowledges that the Note and the underlying Conversion Shares the Holder is acquiring hereby are speculative securities and involve a high degree of risk and that no federal or state agency has made any finding or determination as to the fairness for public or private investment in, nor any recommendations or endorsement of, the Note or the Conversion Shares as an investment; (e) the Holder has such knowledge and experience in business and financial matters that the Holder is capable of evaluating the merits and risks of an investment in the Note and the Conversion Shares; (g) the Holder’s financial situation is such that the Holder can afford the risks of an investment in the Note and the Conversion Shares; and (h) the Holder also represents that it has (1) adequate means of providing for his, her or its current needs and possible personal contingencies, and (2) has no need for liquidity in the Note or the Conversion Shares.

16. Recovery of Attorney’s Fees. In the event that this Note is collected by law or through an attorney at law, or under advice therefrom, the Maker agrees to pay all costs of collection, including reasonable attorneys’ fees actually incurred.

17. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Delaware. This Note has not been given in connection with a consumer loan or a consumer transaction.

MAKER:

ROYAL ENERGY RESOURCES, INC., A Delaware corporation

By:	William L. Tuorto
Its:	Chief Executive Officer

Date:	________________

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

HOLDER SIGNATURE PAGE TO CONVERTIBLE NOTE

IN WITNESS WHEREOF, the Holder named below has caused this Convertible Note to be duly executed by his/her/its respective authorized signatory as of the date hereof.

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Authorized Signatory: _____________________________________________

Address for Notice of Holder: ___________________________________________________

______________________________________________________________________________

Address for Delivery of Conversion Shares to Holder (if not same as address for notice):

______________________________________________________________________________

SSN or TIN Number: ________________________

The Holder hereby represents and warrants to the Maker that he/she/it is an accredited investor on the grounds listed below:

[ ]	1.	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of such investor’s purchase, exceeds $1,000,000 (excluding the value of your primary residence);

[ ]	2.	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

[ ]	3.	Any corporation, limited liability company or partnership which has more than $5,000,000 of assets;

[ ]	4.	Any corporation, limited liability company or partnership in which all of the equity owners are accredited investors; or

[ ]	5.	None of the above.

EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount and accrued interest of the above Note into Common Stock of ROYAL ENERGY RESOURCES, INC. according to the conditions hereof, as of the date written below.

Date of Conversion ____________________________________________________________

Principal Amount Converted ____________________________________________________

Signature_____________________________________________________________________

[Name]

Address:______________________________________________________________________

_______________________________________________________________________